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EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS'



         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-30298) and the Registration Statements on Form S-3 (Nos. 333-58450 and 333-72580) of our report dated February 23, 2000 relating to the consolidated statements of operations, stockholders' equity, and cash flows of PhotoMedex, Inc. (formerly Laser Photonics, Inc.) and subsidiaries, for the year ended December 31, 1999, which report appears in the December 31, 2001 Annual Report on Form 10-K of PhotoMedex, Inc.



/s/ HEIN + ASSOCIATES LLP


HEIN + ASSOCIATES LLP
Certified Public Accountants

Orange, California
April 1, 2002